Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

In accordance with 18 U.S.C. Section 1350, the undersigned hereby certify, in the indicated capacities with respect to Value Line, Inc. (the “Issuer”), that the report on Form 10-Q for the quarter ended July 31, 2011 of the Issuer fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.  This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the quarterly report on Form 10-Q of the Issuer accompanying this certification.

Date: September 13, 2011	By:	/s/Howard A. Brecher
Howard A. Brecher
Acting Chairman and Acting Chief Executive Officer
(Principal Executive Officer)

Date: September 13, 2011	By:	/s/John A. McKay
John A. McKay
Chief Financial Officer
(Principal Financial Officer)

Date: September 13, 2011	By:	/s/Stephen R. Anastasio
Stephen R. Anastasio
Vice President and Treasurer
(Principal Accounting Officer)